Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
Rob Meyne
(702) 792-7353
robmeyne@boydgaming.com

BOYD GAMING TERMINATES AGREEMENT TO SELL DANIA JAI-ALAI

LAS VEGAS - NOVEMBER 28, 2011 - Boyd Gaming Corporation (NYSE: BYD) announced it is terminating the agreement to sell Dania Jai-Alai, after receiving notice from the prospective buyer, Dania Entertainment LLC, that the buyer was unable to close the sale within the time period required by the agreement.

The buyer previously exercised its option to extend the closing of the purchase of the Dania Beach, Fla., property to a date on or before November 28, 2011. Since the closing did not occur within that timeframe, Boyd Gaming is exercising its right pursuant to the terms of the agreement to terminate the transaction.

Boyd Gaming remains the owner of Dania Jai-Alai and will continue to operate the property.

About Boyd Gaming
Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 17 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) statements regarding the transactions contemplated by the purchase agreement. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) those factors discussed under the heading “Risk Factors” in Boyd Gaming's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, and in Boyd Gaming's other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to Boyd Gaming as of the date hereof, and Boyd Gaming assumes no obligation to update any forward-looking statement.